FCI

FINANCIAL COUNSELORS, INC.

November 16, 2007

To: Unified Series Trust
431 North Pennsylvania Street
Indianapolis, Indiana 46204

Dear Sirs:

You have engaged us to act as the sole investment adviser to the FCI Bond Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees on June 13, 2005 (the "Agreement").

Effective as of October 1, 2007 through January 31, 2009, we agree to waive our management fees and/or reimburse the expenses of the Fund, but only to the extent necessary to maintain the Fund's net annual operating expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; 12b-1 fees and extraordinary expenses) at 0.80% of the Fund's average daily net assets. Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the expense was incurred; provided that the Fund is able to make the repayment without exceeding the expense limitation.

Very truly yours,

Financial Counselors, Inc.

By: [signature]
Robert T. Hunter
President & CEO

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: [signature]
Anthony J. Ghoston, President

3147697

442 West 47th Street • Kansas City, Missouri 64112-1904
Telephone [816] 329-1500 • Facsimile [816] 329-1505 • Toll Free [800] 615-2536

FCI

FINANCIAL COUNSELORS, INC.

November 16, 2007

To: Unified Series Trust
431 North Pennsylvania Street
Indianapolis, Indiana 46204

Dear Sirs:

You have engaged us to act as the sole investment adviser to the FCI Equity Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees on June 13, 2005 (the "Agreement").

Effective as of October 1, 2007 through January 31, 2009, we agree to waive our management fees and/or reimburse the expenses of the Fund, but only to the extent necessary to maintain the Fund's net annual operating expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; 12b-1 fees and extraordinary expenses) at 1.00% of the Fund's average daily net assets. Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the expense was incurred; provided that the Fund is able to make the repayment without exceeding the expense limitation.

Very truly yours,

Financial Counselors, Inc.

By: ______________________
Robert T. Hunter
Chairman & CEO

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
Anthony J. Ghoston, President

3147697

442 West 47th Street • Kansas City, Missouri 64112-1903
Telephone [816] 329-1500 • Facsimile [816] 329-1505 • Toll Free [800] 615-2536